UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 11, 2017

Lightstone Value Plus Real Estate Investment Trust, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	000-52610	20-1237795
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1985 Cedar Bridge Avenue, Suite 1

Lakewood, New Jersey 08701

 (Address, including zip code, of Principal Executive Offices)

Registrant's telephone number, including area code: (732) 367-0129

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders

On December 11, 2017, Lightstone Value Plus Real Estate Investment Trust, Inc. (the “Company”) held its annual meeting of stockholders. The matters submitted to the stockholders for a vote included (a) the election of four directors to serve until the 2018 annual meeting of stockholders and until their successors are duly elected and qualify and (b) the approval of an amendment to the Company’s charter (our “Charter”) to remove the requirement that the Company either list on a national stock exchange or liquidate on or before the tenth anniversary of the termination of the Company’s initial public offering.

The following tables set forth the results of voting on these matters:

a)	The stockholders elected four directors to serve until the 2018 annual meeting of stockholders and until their successors are duly elected and qualify.

	Number of Votes FOR	Number of Votes AGAINST/ WITHHOLD

David Lichtenstein (Director)	14,811,865	1,311,283

George R. Whittemore (Independent Director)	14,812,474	1,310,674

Miriam B. Weinstein (Independent Director)	14,813,127	1,310,021

Yehuda “Judah” L. Angster (Independent Director)	14,812,816	1,310,332

b)	The stockholders approved the amendment to our Charter to remove the requirement that the Company either list on a national stock exchange or liquidate on or before the tenth anniversary of the termination of the Company’s initial public offering.

Number of Votes FOR	Number of Votes AGAINST/ WITHHOLD	Number of Votes ABSTAIN

13,243,320	2,352,616	527,212

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST, INC.

Date: December 12, 2017	By:	/s/ Donna Brandin
Donna Brandin
Chief Financial Officer and Principal Accounting Officer

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